Exhibit 3.1
TELUS CORPORATION
DEBT SECURITIES
Agency Agreement
May 15, 2006
To the Agents named in Schedule II hereto
Ladies and Gentlemen:
     TELUS Corporation, a British Columbia company (the “Company”), proposes to appoint the agents named in Schedule II hereto (collectively the “Agents” and each individually an “Agent”), as its sole and exclusive agents to offer for sale on a best efforts basis up to the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture dated as of May 22, 2001 between the Company and Montreal Trust Company of Canada as Trustee, as supplemented by the First Series Supplemental Indenture dated as of May 30, 2001, the Second Series Supplemental Indenture dated as of May 30, 2001 and the Third Series Supplemental Indenture dated as of May 30, 2001 (the “Original Indenture”), and as supplemented by the Fourth Series Supplemental Indenture to be dated as of May 18, 2006 (collectively with the Original Indenture, the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”).
     The Company has prepared and filed with the British Columbia Securities Commission (the “Reviewing Authority”) and the Canadian securities regulatory authorities (together with the Reviewing Authority, the “Qualifying Authorities”) of each of the other provinces of Canada (including British Columbia, collectively, the “Qualifying Provinces”) in accordance with National Instruments 44-101 and 44-102, a preliminary short form base shelf prospectus dated August 16, 2005 relating to Debt Securities, Preferred Shares, Non-Voting Shares, Common Shares, Warrants to Purchase Equity Securities, Warrants to Purchase Debt Securities, Share Purchase Contracts and Share Purchase or Equity Units (in the English and French languages, as applicable, the “Canadian Preliminary Prospectus”). The Company has also prepared and filed with the United States Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the

“Securities Act”), a registration statement on Form F-10 (File No. 333-127577) filed with the Commission on August 16, 2005, which includes the Canadian Preliminary Prospectus dated August 15, 2005) in the English language (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission, the “U.S. Preliminary Prospectus”).
     The Company has also prepared and filed (1) with the Qualifying Authorities, in accordance with National Instruments 44-101 and the Shelf Procedures, a final short form base shelf prospectus dated August 24, 2005 relating to Debt Securities, Preferred Shares, Non-Voting Shares, Common Shares, Warrants to Purchase Equity Securities, Warrants to Purchase Debt Securities, Share Purchase Contracts and Share Purchase or Equity Units (in the English and French languages, as applicable, the “Canadian Final Prospectus”) and has obtained from the Reviewing Authority an MRRS Decision Document for the Canadian Final Prospectus for and on behalf of itself and each of the other Qualifying Authorities pursuant to National Policy 43-201 Mutual Reliance Review System for Prospectuses and Annual Information Forms and (2) with the Commission an amendment to the registration statement on Form F-10, including the Canadian Final Prospectus in the English language with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the “U.S. Final Prospectus”).
     The Company has filed with the Qualifying Authorities, in accordance with National Instrument 44-102 — Shelf Distributions (the “Shelf Procedures”), a preliminary prospectus supplement dated May 15, 2006 to the Canadian Preliminary Prospectus (the “Canadian Preliminary Supplement”) in the Qualifying Provinces in both the English and French languages, and has filed with the Commission on May 15, 2006, in respect of the offering of the Securities, a preliminary prospectus supplement (the “U.S. Preliminary Supplement”) which is substantially similar to the Canadian Preliminary Supplement (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission).
     The Company will prepare and file with the Qualifying Authorities, in accordance with the Shelf Procedures, on May 15, 2006, and in any event within the earlier of: (A) the date the final prospectus supplement to the Canadian Final Prospectus (the “Canadian Final Supplement”) is first sent or delivered to a purchaser; and (B) two Business Days after the execution and delivery of this Agreement, the Canadian Final Supplement, in both the English and French languages, setting forth the Shelf Information (defined below), and will prepare and file with the Commission by May 16, 2006, in accordance with General Instruction II.L of Form F-10, the Canadian Final Supplement in the English language (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the “U.S. Final Supplement”).
     The information, if any, included in the Canadian Final Supplement that is omitted from the Canadian Final Prospectus but that is deemed under the Shelf Procedures to be incorporated by reference into the Canadian Final Prospectus as of the date of the Canadian Final Supplement is referred to as the “Shelf Information”.
     Each prospectus prepared by the Company prior to the execution and delivery of this Agreement, in each case including the documents incorporated by reference therein, that omits the Shelf Information is herein called a “preliminary prospectus”. The registration statement on Form F-10, including the exhibits thereto and the documents incorporated by reference therein, as amended at the time it became effective, is herein called the “Registration Statement”. The prospectus included in the Registration Statement at the time it became effective, including the documents incorporated by reference therein, is herein referred to as the “U.S. Prospectus”, except that when the U.S. Preliminary Supplement is furnished to the Agents (whether or not such prospectus is yet required to be filed under the Securities Act), the term “U.S. Prospectus” shall also include the U.S. Preliminary Supplement, including the documents incorporated by reference therein, and when the U.S. Final Supplement is furnished to the Agents (whether or not such prospectus is yet required to be filed under the Securities Act), the term “U.S. Prospectus” shall also include the U.S. Preliminary Supplement and the U.S. Final Supplement, including the documents incorporated by reference therein. Any reference to any amendment or supplement to the Registration Statement or the U.S. Prospectus shall be deemed to refer and include any documents filed with the Reviewing Authority after the date of effectiveness of such Registration Statement or the date of such U.S. Prospectus and prior to the termination of the offering and which are incorporated by reference in such Registration Statement or U.S. Prospectus. The Canadian Final Prospectus for which an MRRS Decision Document has been obtained from the Reviewing Authority, including the documents incorporated by reference therein, is herein referred to as the “Canadian Prospectus,” except that when a Canadian Final Supplement is (a) furnished to the Agents for use in connection with the offering of the Securities in Canada or (b) filed with the Reviewing Authority and all Qualifying Authorities, the term “Canadian Prospectus” shall include the Canadian Final Supplement, including the documents incorporated by reference therein. Any amendment to the Canadian Prospectus, any amended or supplemental prospectus or auxiliary material, information, evidence, return, report, application, statement or document relating to the sale of the Securities that may be filed by or on behalf of the Company under the securities laws of the Province of British Columbia and the Qualifying Provinces prior to the Closing Date (as hereinafter defined) or, where such document is deemed to be incorporated by reference into the Canadian Prospectus, prior to the expiry of the period of distribution of the Securities in Canada, is referred to herein collectively as the “Supplementary Material”. The U.S. Prospectus and the Canadian Prospectus are sometimes referred to herein collectively as the “Prospectuses”.
     At or prior to the time when sales of the Securities were first made at 4:15 p.m. (Eastern time) on May 15, 2006 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): (i) the U.S. Final Prospectus, (ii) the U.S. Preliminary Supplement, (iii) each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto, and (iv) the information listed on Schedule 1 hereto.
     The Company hereby agrees with the Agents as follows:
     1. The Company agrees to create and issue the Securities and appoint the Agents as its sole and exclusive agents to offer for sale on a best efforts basis in reliance on the representations and warranties herein contained, and upon and subject to the terms and conditions hereinafter stated, up to Cdn. $300,000,000 principal amount of Securities at a price of Cdn. $998.80 per $1,000 principal amount of Securities plus accrued interest, if any, from May 18, 2006 to the date of delivery.
     2. The Company understands that the Agents or their affiliates will offer the Securities for sale on a best efforts basis, on behalf of the Company in the Qualifying Provinces and in the United States.
          The Agents agree to offer the Securities only in accordance with, and in a manner permitted by, the laws of each jurisdiction in which such Securities are offered. The Agents further agree, upon receipt of the same from the Company, to send a copy of all amendments to the Canadian Prospectus or U.S. Prospectus to all persons to whom copies of the Canadian Prospectus or U.S. Prospectus, as applicable, are sent.
          The Company covenants and agrees with the Agents to deliver a pdf version of the Canadian Final Prospectus, as supplemented by the Canadian Final Supplement, to the Agents by no later than 8:00 p.m. (Toronto time) on May 15, 2006.
          The Agents covenant and agree with the Company that if, and only if the Company complies with its covenant in the preceding paragraph, they will use commercially reasonable efforts to deliver the pdf version of the Canadian Final Prospectus as supplemented by the Canadian Final Supplement by electronic mail to each purchaser of Securities by no later than 11:59 p.m. (local time) on May 15, 2006.

     3. Payment for the Securities shall be made by the Agents on behalf of purchasers who have agreed to purchase Securities by wire transfer in immediately available funds to the account specified by the Company to the Agents, which notification shall be no later than noon on the Business Day (as defined below) prior to the date of payment, such payment to be made on the date and at the time and place set forth in Schedule I hereto (or at such other time and place on the same or such other date, not later than the fifth Business Day (as defined below) thereafter, as the Agents and the Company may agree in writing). As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City or Toronto. The time and date of such payment and delivery with respect to the Securities are referred to herein as the “Closing Date.”
          Payment for the Securities shall be made against delivery to the nominee of the depositary specified in Schedule I hereto for the respective accounts of the several Agents of the Securities of one or more global notes (the “Global Notes”) representing the Securities, with any transfer taxes payable in connection with the transfer to purchasers of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Agents at the office of Blake, Cassels & Graydon LLP, 199 Bay Street, Commerce Court West, Toronto, Ontario M5L 1A9 not later than 3:00 p.m. Toronto time, on the Business Day prior to the Closing Date.
          In return for the Agents’ services in acting as financial advisors to the Company, in assisting in the preparation of the Canadian Preliminary Supplement, the U.S. Preliminary Supplement, the Canadian Final Supplement and the U.S. Final Supplement (and any Prospectus Amendments), in advising on the final terms and conditions of the Securities, participating in and managing the sale of the Securities, in distributing the Securities, both directly and to other registered dealers as brokers, and in performing administrative work in connection with the distribution of the Securities, the Company agrees to pay to the Agents at the Closing Date a fee of $3.70, per $1,000 principal amount of Securities actually sold. Each Agent shall be entitled to receive that proportion of the aggregate fee paid by the Company equal to the percentage listed opposite its name in Schedule I.
     4. The Company represents and warrants to each Agent that:
     (a) The Company has prepared and filed with the Commission an appointment of agent for service of process upon the Company on Form F-X in conjunction with the filing of the Registration Statement (the “Form F-X”);

     (b) The Company meets the general eligibility requirements for use of the Form F-10 under the Securities Act and is eligible to use the Shelf Procedures;
     (c) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering are pending before or, to the Company’s knowledge, threatened by the Commission; the Reviewing Authority has issued an MRRS Decision Document for the Canadian Final Prospectus; none of the Reviewing Authority, any Qualifying Authority or any court has issued an order preventing or suspending the use of any preliminary prospectus, the Canadian Prospectus or the U.S. Prospectus relating to the proposed offering of the Securities or preventing the distribution of the Securities or instituted proceedings for that purpose;
     (d) The Company is a reporting issuer not in default under all applicable securities laws in each of the Qualifying Provinces (where such concept exists) and the respective rules and regulations under such laws and is in compliance with its obligations thereunder in all material respects and there has been no material change (within the meaning of such term under Canadian Securities Laws) relating to the Company which has occurred since December 31, 2005 and with respect to which the requisite material change report has not been filed on a non-confidential basis with the Qualifying Authorities except to the extent that the offering contemplated hereby may constitute a material change;
     (e) (i) As of their respective dates, the Canadian Preliminary Prospectus and the Canadian Final Prospectus complied in all material respects with all applicable securities laws in each of the Qualifying Provinces and the respective rules and regulations under such laws (including, without limitation, the Shelf Procedures and applicable published policy statements of securities regulatory authorities in such provinces (the “Canadian Securities Laws”) and, at the time of the Agents’ offer for sale to the public of the Securities, the Canadian Prospectus will comply in all material respects with the Canadian Securities Laws; (ii) as of the date of filing of the Canadian Preliminary Supplement, the Canadian Final Prospectus, as supplemented by the Canadian Preliminary Supplement, constituted full, true and plain disclosure of all material facts relating to the Company and the Securities and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or which is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and the Canadian Final Prospectus, as supplemented by the Canadian Final Supplement, or any amendment or supplement thereto, as of the applicable filing date, will constitute full, true and plain disclosure of all material facts relating to the Company and the Securities and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or which is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and (iii) the documents incorporated by reference in the Canadian Prospectus and the U.S. Prospectus, when they were filed with the Qualifying Authorities, were prepared in accordance with the Canadian Securities Laws; and any further documents so filed and incorporated by reference in the Canadian Prospectus and the U.S. Prospectus, or any further amendment or supplement thereto, when such documents are filed with the Qualifying Authorities, will be prepared in accordance with the Canadian Securities Laws; provided, however, that the representation and warranty set forth in this clause 4(e) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein (“Agent Information”);
     (f) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in such Time of Sale Information;
     (g) Other than the U.S. Prospectus, the U.S. Preliminary Supplement and the U.S. Final Supplement, the Company (including its agents and representatives, other than the Agents in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto and other written communications approved in writing in advance by the Agents. Each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration

Statement or the U.S. Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the other Time of Sale Information as of the Time of Sale, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in any Issuer Free Writing Prospectus;
     (h) (i) The U.S. Prospectus, the U.S. Preliminary Supplement and the U.S. Final Supplement conform or will conform to the Canadian Prospectus, the Canadian Preliminary Supplement and the Canadian Final Supplement, respectively, except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the Securities Act; (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement, the Company’s Form F-X, the U.S. Preliminary Prospectus, and the U.S. Prospectus comply and, as amended or supplemented, if applicable, complied or will comply, as at the applicable filing date, in all material respects with the Securities Act and, to the extent applicable, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the applicable rules and regulations of the Commission thereunder; (iv) the U.S. Preliminary Prospectus and the U.S. Prospectus, as at the applicable filing date, do not contain and, as amended or supplemented, if applicable, as at the applicable filing date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty set forth in this clause 4(h) shall not apply to (A) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein and (B) that part of the Registration Statement that constitutes the Form F-X of the Canadian Trustee;
     (i) There are no reports or information that in accordance with the requirements of the Canadian Securities Laws must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required (other than reports or information required to be made public after the date hereof pursuant to the Shelf

Procedures); there are no documents required to be filed with the Reviewing Authority or any Qualifying Authority in connection with the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the Canadian Preliminary Supplement, or the Canadian Final Supplement that have not been filed as required pursuant to Canadian Securities Laws (other than those required to be filed after the date hereof pursuant to the Shelf Procedures) and delivered to the Agents; there are no contracts, documents or other materials required to be described or referred to in the Registration Statement or the U.S. Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required and delivered to the Agents;
     (j) The consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectuses present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operation and the consolidated changes in financial position of the Company and its subsidiaries for the periods specified and such financial statements have been prepared in conformity with generally accepted accounting principles in Canada, consistently applied throughout the periods involved; the selected financial data included in the Registration Statement, the Time of Sale Information and the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated financial information included in the Registration Statement, the Time of Sale Information and the Prospectuses;
     (k) To the best of the Company’s knowledge, Deloitte & Touche LLP, who have reported upon the audited financial statements of the Company included in the Registration Statement, the Time of Sale Information and the Prospectuses, are, and during the periods covered by their report were, independent with respect to the Company within the meaning of the Business Corporations Act (British Columbia) and applicable Canadian Securities Laws, and are independent as required by the Securities Act;
     (l) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectuses, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, except as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectuses, or any material adverse change in or affecting the general affairs, assets or properties, business, prospects, results of operations or the condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (a “Material Adverse

Effect”); and except as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectuses, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;
     (m) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Province of British Columbia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectuses, and has been duly qualified as an extra-provincial corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;
     (n) Each of TELUS Communications Inc. (“TCI”), 1219723 Alberta ULC, TELE-MOBILE Company and TELUS Communications Company (the “Material Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation or partnership under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectuses, and has been duly qualified as an extra-provincial corporation or has made all necessary extra-provincial registrations for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock or units of each Material Subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable, and (except as described in the Registration Statement, the Time of Sale Information and the Prospectuses) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims, except for any liens, encumbrances, security interests and claims which, singly or in the aggregate, are not material to the Company and its subsidiaries, taken as a whole;
     (o) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws affecting enforcement of rights of creditors generally; (ii) general principles of equity, including the qualification that equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction, and the qualification that equitable remedies may not be available in any case against the Company; (iii) statutory and inherent powers of a court to stay proceedings before it and to grant relief from forfeiture; and (iv) the limitation that the rights of indemnity, contribution and waiver may be limited by applicable laws;
     (p) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, authenticated (when duly countersigned by the Trustee), issued and delivered and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, (except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability) and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and binding instrument, enforceable in accordance with its terms; (except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and (iii) rights to indemnity and contribution may be limited by applicable law) and the Securities and the Indenture conform or will conform to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectuses;
     (q) (A) The Original Indenture does meet, and the Indenture and the form and terms of the Securities will meet, all legal requirements under the Business Corporations Act (Ontario) and the Business Corporations Act (British Columbia) and (B) the provisions of the Business Corporations Act (Ontario) and the Business Corporations Act (British Columbia) have been complied with, or will have been complied with no later than the time of delivery of the Securities by the Company, in respect of the issue, authentication (when duly countersigned by the Trustee) and delivery of the Securities;
     (r) Neither the Company nor any of its Material Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Memorandum, Articles or Certificate of Incorporation, or partnership agreement as the case may be, its By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which, singly or in the aggregate would not have a Material Adverse Effect and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectuses; the issue and sale of the Securities and the performance by the Company of all of its obligations under the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, except for any conflicts, breaches or defaults which, singly or in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the Company’s ability to issue and sell the Securities and perform all of its obligations under the Securities, the Indenture and this Agreement and the Agents’ ability to offer for sale the Securities: nor will any such action result in any violation of the provisions of (i) the Memorandum, Articles or Certificate of Incorporation or partnership agreement, as the case may be, (ii) the By-Laws of the Company or any of the Company’s Material Subsidiaries or (iii) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Material Subsidiaries or any of their respective properties, except for any violations in the case of clause (iii) above which, singly or in the aggregate would not have a Material Adverse Effect; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained (or will be obtained prior to the Closing Date) under the Canadian Securities Laws, the Securities Act and the Trust Indenture Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Agents;
     (s) Other than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectuses, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened before any court or before or by any federal, provincial, state, municipal or other governmental or public department, commission, board, agency or body, domestic or foreign (including, without limitation, proceedings, inquiries, or investigations of the Canadian Federal Department of Industry (“Industry Canada”) or Department of Canadian Heritage (“Heritage Canada”), the Canadian Radio-television and Telecommunications Commission (the “CRTC”) or the Bureau of Competition (the “Bureau”), or arising under the Telecommunications Act (Canada), the Radiocommunication Act (Canada), the Broadcasting Act (Canada) or the Competition Act (Canada) (the “Competition Act”), against or involving the Company or any of its Material Subsidiaries or any of their respective properties or to which the Company or any of its Material Subsidiaries is or may be a party or to which any property of the Company or any of its Material Subsidiaries is or may be the subject which, singly or together with any related such determinations, would have, or would reasonably be expected to have, a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; nor are there any matters under discussion with any governmental authorities relating to taxes, governmental charges or assessments asserted by any such authority which would have a Material Adverse Effect;
     (t) Immediately after any sale of Securities by the Company to purchasers as contemplated hereunder, the aggregate amount of Securities which have been issued and sold by the Company to purchasers as contemplated hereunder and of any other securities of the Company (other than the Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement;
     (u) The Company and its Material Subsidiaries have good leasehold title or good title in fee simple to material real property and buildings and good title to material personal property; and all material real property held under leases are held by the Company and its Material Subsidiaries under valid, existing and enforceable leases with such exceptions as do not interfere with the use made or proposed to be made of such property and buildings by the Company or its Material Subsidiaries or would not, singly or in the aggregate, have a Material Adverse Effect; and all material items of real property and material personal property owned by the Company and its Material Subsidiaries are held free and clear of all liens, encumbrances and defects except such as are described or referred to in the Registration Statement, the Time of Sale Information or the Prospectuses, or such as would not have a Material Adverse Effect;

     (v) No relationship, direct or indirect, exists between or among the Company or any or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Canadian Securities Laws or Securities Act to be described in the Registration Statement, the Time of Sale Information and the Prospectuses which is not so described;
     (w) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (x) The Company and its Material Subsidiaries have filed all material federal, provincial, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes are material and have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectuses, to the best of the Company’s knowledge, there are no tax deficiencies which have been or might reasonably be expected to be asserted or threatened against the Company or any Material Subsidiary which would, singly or in the aggregate, have a Material Adverse Effect;
     (y) Each of the Company and its Material Subsidiaries owns, possesses or has adequate and enforceable rights to all licenses, permits, waivers, franchises, certificates, registrations, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, provincial, and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where any failure to possess or obtain any such license, permit or other document described in this paragraph or to make any such declaration or filing or to fulfill any condition to an authorization, would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such Material Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, waiver, franchise, certificate, registration, consent, order, approval or other authorization, except as described in the Registration Statement, the Time of Sale Information and the Prospectuses or where any revocation or modification would not, singly or in the aggregate, have a Material Adverse Effect; and

each of the Company and its Material Subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where any non-compliance would not, singly or in the aggregate, have a Material Adverse Effect;
     (z) The Company and its Material Subsidiaries are in compliance with each license, permit, approval, authorization, certificate, waiver, or franchise necessary to operate its business as described in the Prospectuses (“Licenses”) held by them and are not in violation of, or in default in any respect under, the applicable statutes, ordinances, rules, regulations, orders, policies or decrees of any governmental entities, regulatory agencies or bodies having, asserting or claiming jurisdiction over it or over any part of its respective operations or assets, except for such violations or defaults which would not singly or in the aggregate have a Material Adverse Effect. Except as described in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectuses, the Licenses held by the Company and its Material Subsidiaries contain no restrictions that are materially burdensome to the Company or its subsidiaries, taken as a whole, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectuses;
     (aa) There are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its Material Subsidiaries which are likely to have a Material Adverse Effect, other than as disclosed in the Registration Statement, the Time of Sale Information and the Prospectuses;
     (bb) The Company and its Material Subsidiaries (i) are in compliance with any and all applicable foreign, federal, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect; any costs or liabilities associated with compliance with Environmental Laws would not, singly or in the aggregate, have a Material Adverse Effect;

     (cc) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectuses, to the best of the Company’s knowledge, there is no pending or threatened change in the Communications Statutes (defined below) which would have a Material Adverse Effect. “Communications Statutes” means the Telecommunications Act (Canada), the Canadian Radio-television and Telecommunications Commission Act (Canada), the Radiocommunication Act (Canada), the Broadcasting Act (Canada) or other statutes of Canada specifically relating to the regulation of the Canadian telecommunications industry (including for this purpose the orders, rules, regulations, directives, decisions, notices and policies promulgated pursuant to such statutes, including the Radiocommunication Regulations (Canada) (the “Radio Regulations”), the Broadcasting Distribution Regulations (Canada) (the “BDU Regulations”), the Canadian Telecommunications Common Carrier Ownership and Control Regulations (the “Ownership Regulations”) and the Direction to the CRTC (Ineligibility of Non-Canadians) (the “CRTC Direction”) and applicable statues or regulations, if any, of any province of Canada specifically relating to the regulation of the Canadian telecommunications industry and the orders, rules, regulations, directives, decisions, notices and policies promulgated thereunder;
     (dd) The Company and its Material Subsidiaries have timely filed all renewal applications with respect to all Licenses held by any of them, except where the failure to file would not result in a Material Adverse Effect; no protests or competing applications have been filed with respect to such renewal applications and the Company is in compliance with all material terms and conditions of its Licenses and nothing has come to the Company’s attention that would lead it to conclude that such renewal applications will not be granted by the appropriate regulatory agency or body in the ordinary course or that its Licenses will be terminated except where the consequence of such non-compliance, or applications not being granted or such Licenses being terminated would not have a Material Adverse Effect; and the Company and its Material Subsidiaries are authorized under the Communications Statutes and the rules and regulations promulgated thereunder to continue to provide the services which are the subject of such renewal applications during the pendency thereof;
     (ee) The material business and operations conducted and proposed to be conducted by the Company and its Material Subsidiaries, as described in the Registration Statement, the Time of Sale Information and the Prospectuses, are not regulated by any federal or provincial utility or rate-regulating commission, other than the CRTC, Industry Canada, and the Federal Communications Commission in the areas in which the

Company or any of its Material Subsidiaries conducts or proposes to conduct its material business and operations as described in the Registration Statement, the Time of Sale Information and the Prospectuses, and the Company and its Material Subsidiaries are not, and based on existing regulations will not be, required to obtain any license from any such utility or rate-regulating commission, other than the CRTC, Industry Canada and the Federal Communications Commission in any such province or country, except where any failure to possess or obtain any such license would not, singly or in the aggregate, have a Material Adverse Effect; except as set forth in the Prospectuses, there are no regulatory matters required to be described in the Registration Statement, the Time of Sale Information and the Prospectuses in order to make the statements therein not misleading;
     (ff) TELUS Communications Company and TELUS Enterprises Inc. (each, a “Telecommunications Common Carrier”) are the only telecommunications common carriers (as such term is used in the Telecommunications Act (Canada) (the “Telecommunications Act”) and in accordance with Telecom Circular CRTC 2004-3 and the Ownership Regulations) that are controlled by the Company (in the case of TELUS Communications Company, through its control of the partners of TELUS Communications Company), and each such Telecommunications Common Carrier is:
     (i) eligible to operate as a telecommunications common carrier in Canada, as defined under and in accordance with the Telecommunications Act, the Ownership Regulations and Telecom Circular CRTC 2004-3;
     (ii) not in violation of the prohibition contained in subsection 16(4) of the Telecommunications Act against operating in Canada as a telecommunications common carrier unless it is eligible under Section 16 of the Telecommunications Act to do so; and
     (iii) not controlled by any persons that are not Canadian, in accordance with the meanings ascribed to the term “control” under the Telecommunications Act and the term “Canadian” under the Ownership Regulations;
     (gg) Not less than 80% of the members of the board of directors of each of TCI and 1219723 Alberta ULC, the corporate partners of TELUS Communications Company (through TELE-MOBILE Company) and TELUS Enterprises Inc. are individual Canadians, as defined under the Ownership Regulations, and Canadians, as defined under the Ownership

Regulations, beneficially own, directly or indirectly, in the aggregate and otherwise than by way of security only, all of the issued and outstanding voting shares, as defined under the Ownership Regulations, of each of TCI, 1219723 Alberta ULC and TELUS Enterprises Inc.;
     (hh) TCI, and TELUS Communications Company are the only radiocommunication carriers (as such term is used in the Radio Regulations) that are controlled by the Company and:
     (i) are eligible to hold radio licenses authorizing the operation in Canada of radio apparatus, as defined under and in accordance with the Radiocommunication Act and the Radio Regulations;
     (ii) are not in violation of the prohibition contained in subsection 4(1) of the Radiocommunication Act against operating radio apparatus in Canada except under and in accordance with a radio license issued or authorization by the Minister of Industry;
     (iii) are not controlled by any persons that are not Canadian, in accordance with the meanings ascribed to the terms “Canadian” and “Canadian-owned and controlled” under the Radio Regulations;
     (iv) with respect to TELUS Communications Company, each of the partners in TELUS Communications Company is itself eligible to be issued a radio license under subsection 10(2) of the Radio Regulations;
     (ii) Each of the partners of TELUS Communications Company are Canadians, as defined under the Ownership Regulations and the Radio Regulations, and such partners beneficially own, and control, in the aggregate and otherwise than by way of security only, not less than 66 2/3% of the beneficial interest in the partnership, and TELUS Communications Company is not otherwise controlled by non-Canadians;
     (jj) TCI is the only distribution undertaking (as such term is used in the Broadcasting Act) that is controlled by the Company and TCI is:
     (i) eligible to hold broadcasting licenses authorizing the operation in Canada of distribution undertakings, as defined under and in accordance with the Broadcasting Act;
     (ii) not in violation of the prohibition contained in subsection 32(1) of the Broadcasting Act; and

     (iii) not a non-Canadian (as that term is defined in the Direction to the CRTC Direction);
     (kk) The Company, in respect of its ownership of and control over TELUS Enterprises Inc. and each of the partners of TELUS Communications Company, is a carrier holding corporation and a qualified corporation, as defined under the Ownership Regulations;
     (ll) None of the Company or its Material Subsidiaries is in violation of any judgment, decree, order, writ, law, statute, rule or regulation rendered or enacted in Canada respecting telecommunications and the regulation within Canada of telecommunications common carriers, as defined in the Telecommunications Act, or respecting radiocommunication and the operation within Canada of radio apparatus, as defined in the Radiocommunication Act, applicable to the Company or its Material Subsidiaries, or any interpretation or policy relating thereto that is applicable to the Company or its Material Subsidiaries except where the consequence of such violation would not have a Material Adverse Effect;
     (mm) To the best of the Company’s knowledge, the Company and its Material Subsidiaries own, license, possess or have adequate and enforceable rights throughout Canada to all patents, patent licenses, trademarks, service marks and trade names necessary to carry on their business as presently conducted (except where the failure to own, license or possess such intellectual property rights would not, singly or in the aggregate, have a Material Adverse Effect), and, except as described in the Registration Statement, the Time of Sale Information and the Prospectuses, neither the Company nor any of its Material Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names, which would, singly or in the aggregate, result in a Material Adverse Effect;
     (nn) Neither the Company nor any of its subsidiaries or affiliates has taken, nor will any of them take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Securities in order to facilitate the sale or resale of the Securities;
     (oo) No withholding tax imposed under the federal laws of Canada or the laws of the Provinces of British Columbia or Ontario will be payable in respect of the payment of any fee as contemplated by this Agreement to an Agent that is not resident in Canada (or deemed to be resident in Canada) and does not have a permanent establishment in Canada, but is resident in the United States, in each case, for purposes of the Income Tax Act (Canada) and the Canada-U.S. Income Tax Convention (1980) (a “U.S. Agent”) or on any interest or deemed interest on the resale of Securities by a U.S. Agent to U.S. residents, provided that such U.S. Agent deals at arm’s length with the Company and that any such fee is payable in respect of services rendered by or on behalf of such U.S. Agent wholly outside of Canada that are performed by such U.S. Agent in the ordinary course of business carried on by it that includes the performance of such services for a fee and any such amount is reasonable in the circumstances;
     (pp) No goods and services tax imposed under the federal laws of Canada will be collectible by a U.S. Agent in respect of the payment of any fee as contemplated by this Agreement to any U.S. Agent, provided that any such fee is payable in respect of services performed by such U.S. Agent wholly outside of Canada;
     (qq) There are no “significant acquisitions”, for which the Company is required, pursuant to applicable Canadian Securities Laws, including Part 8 of National Instrument 51-102, to file a business acquisition report;
     (rr) No stamp duty, registration or documentary taxes, duties or similar charges are payable under the laws of the provinces of British Columbia or Ontario or the laws of Canada in connection with the creation, issuance or sale of the Securities by the Company or the authorization, execution, delivery and performance of the Indenture and this Agreement.
     (ss) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) that is designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s management during the periods in respect of which reports under the Exchange Act are being prepared. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;
     (tt) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-

Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;
     5. The Company covenants and agrees with each of the several Agents as follows:
     (a) To comply with the requirements of the Shelf Procedures and General Instruction II.L to Form F-10; to file the Canadian Final Supplement in each of the Qualifying Provinces and to file the U.S. Preliminary Supplement and the U.S. Final Supplement with the Commission, each within the time periods required by applicable U.S. and Canadian law; to file any Issuer Free Writing Prospectus (to the extent required by Rule 433 under the Securities Act with the Commission); to notify the Agents promptly in writing, (i) when any supplement to the U.S. Prospectus or Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus or Issuer Free Writing Prospectus shall have been filed; (ii) of any request by the Reviewing Authority or any Qualifying Authority to amend the Canadian Prospectus or any Issuer Free Writing Prospectus or for additional information or of any request by the Commission to amend the Registration Statement or to amend or supplement the U.S. Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the U.S. Prospectus, or of the suspension of the qualification of the Securities for offering and sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any of such purposes or pursuant to Section 8A of the Securities Act; and (iv) of the issuance by the Reviewing Authority or any Qualifying Authority of any order having the effect of ceasing or suspending the distribution of the Securities or the trading in the Securities, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will use every reasonable effort to prevent the issuance of any stop order, any order preventing or suspending the use of any preliminary prospectus or any order ceasing or suspending the distribution of the Securities or the trading in the Securities and, if any such order is issued, to obtain the lifting thereof at the earliest possible time;
     (b) Not to file or to make at any time any amendment to the Registration Statement, any amendment or supplement to the Canadian Final Prospectus, or any amendment or supplement to any prospectus included in the Registration Statement at the time it became effective, or to the U.S. Final Prospectus or any Issuer Free Writing Prospectus that the Agents shall not have previously been advised of and furnished with a copy of or that the Agents shall have reasonably objected to;

     (c) To furnish to the Agents, without charge: (i) conformed copies of the Registration Statement (including exhibits thereto, documents filed therewith (including photocopies of the Form F-X) and amendments thereof); (ii) at the time of filing thereof, the Canadian Prospectus printed in the English language signed on behalf of the Company and its directors in the manner required by the Canadian Securities Laws, together with any documentation supplemental thereto required to be filed under the applicable laws of any of the Canadian provinces; (iii) at the time of filing thereof with the Quebec Securities Commission, the Canadian Prospectus (and any supplements or amendments thereto) printed in the French language signed on behalf of the Company and its directors in the manner required by the laws of the Province of Quebec, together with any documentation supplemental thereto required to be filed under the applicable laws of the Province of Quebec; (iv) during the period mentioned in paragraph (d) below (A) your reasonable requirements of commercial copies of the Canadian Prospectus (and any amendments thereto) printed in the English and French languages, as applicable; and (B) as many copies of the U.S. Prospectus (and any supplements or amendments thereto) and each Issuer Free Writing Prospectus as you may reasonably request.
     (d) (i) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Agents the U.S. Prospectus or the Canadian Prospectus is required by law to be delivered in connection with sales by an Agent or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the U.S. Prospectus or the Canadian Prospectus in order to comply with applicable law, or if, in the opinion of counsel for the Agents, it is necessary to amend or supplement the U.S. Prospectus or the Canadian Prospectus to comply with applicable law, forthwith to notify the Agents and subject to paragraph (b) above to prepare, file with the Commission or the applicable Reviewing Authority or any Qualifying Authority and furnish, at its own expense, to the Agents and to the dealers (whose names and addresses the Agents will furnish to the Company in writing) to which Securities may have been sold by the Agents and to any other dealers upon written request, either amendments or supplements to the U.S. Prospectus or the Canadian Prospectus so that the statements in the U.S. Prospectus or the Canadian Prospectus as so amended or supplemented will comply with the applicable law; and (ii) if at any time prior to the Closing Date (A) any event shall occur or condition shall exist as a result of which the Time of Sale Information would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (B) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Agents thereof and forthwith prepare and, subject to paragraph (b) above, file with the Commission (to the extent required) and furnish to the Agents and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
     (e) During the period when the U.S. Prospectus is required to be delivered under the Securities Act: (i) to file promptly all documents required to be filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; and (ii) in the event that any document is filed with the Reviewing Authority or any Qualifying Authority that is deemed to be incorporated by reference in the Canadian Prospectus, if required by the Securities Act, to file such document as an exhibit to the Registration Statement by post-effective amendment or otherwise in accordance with the Securities Act or the Exchange Act; and until the distribution of the Securities is completed, to file all documents required to be filed by the Reviewing Authority and the Qualifying Authorities under applicable Canadian Securities Laws;
     (f) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction (other than the Company’s Form F-X);
     (g) To fulfill and comply with, as soon as possible and in any event not later than the earlier of: (i) the date the Canadian Final Supplement is first sent to a purchaser; and (ii) two Business Days after the execution and delivery of this Agreement, the Canadian Securities Laws required to be fulfilled or complied with to enable the Securities to be lawfully distributed in the Qualifying Provinces through the Agents or any other investment dealers or brokers registered as such in the Canadian provinces and acting in accordance with the terms of their registrations and the Canadian Securities Laws;
     (h) To make generally available to its security holders and to the Agents as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement;
     (i) So long as the Securities are outstanding, to make generally available to the Agents copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;
     (j) During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities;
     (k) To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Registration Statement, Time of Sale Information and the Prospectuses under the caption “Use of Proceeds”;
     (l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, the fees and disbursements of counsel to the Agents and all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Canadian Securities Laws and the Securities Act of the Registration Statement, the Canadian Prospectus and the U.S. Prospectus, and Issuer Free Writing Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Agents may designate (including the reasonable fees of U.S. counsel for the Agents and their disbursements in connection with the registration and qualification of the Securities under the Blue Sky laws), (iv) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to Agents and dealers of copies of the Registration Statement, the Canadian Prospectus, the U.S. Prospectus, and any Issuer Free Writing Prospectus, including mailing and shipping, as herein provided, (v) payable to rating agencies in connection with the rating of the Securities, (vi) any expenses incurred by the Company in connection with a “road show” presentation to potential investors and (vii) the cost and charges of any transfer agent.
     6. The several obligations of the Agents hereunder shall be subject to the following conditions:
     (a) The representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
     (b) At the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and not rescinded, revoked or withdrawn under the Securities Act and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been instituted or shall be pending or, to the knowledge of the Company, shall be contemplated by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or the trading in any other securities of the Company shall have been issued and not rescinded, revoked or withdrawn by any securities commission, securities regulatory authority or stock exchange in Canada or the United States and no proceedings for that purpose shall have been instituted or pending or, to the knowledge of the Company, shall be contemplated by any securities commission, securities regulatory authority or stock exchange in Canada or the United States; and any request on the part of the Reviewing Authority, any Qualifying Authority or the Commission for additional information shall have been complied with or withdrawn. A Canadian Final Supplement and a U.S. Final Supplement containing the Shelf Information and each Issuer Free Writing Prospectus shall have been filed, respectively with the Reviewing Authority and the Qualifying Authorities in accordance with the Shelf Procedures and with the Commission in accordance with General Instruction II.L to Form F-10 (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act);
     (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice referring to the Company have been given by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, or any “approval rating organization,” as such term is defined in National Instrument 44-101 of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of or guaranteed by the Company;
     (d) The Prospectuses, as amended by any prospectus amendment, do not contain, as of the Closing Date, any untrue statement of material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made (other than in respect of any Agent Information);
     (e) The Agents shall have received on and as of the Closing Date a certificate of an executive officer of the Company, with specific knowledge about the Company’s financial matters, satisfactory to the Agents to the effect set forth in Sections 6(a), 6(b), 6(c), 6(d) (with respect to the respective representations, warranties, agreements and conditions of the Company) and to the further effect that there has not occurred any development involving a Material Adverse Effect from that set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectuses;
     (f) The Agents shall have received on the respective filing dates of the Canadian Preliminary Supplement and the Canadian Final Supplement (i) opinions of Blake, Cassels & Graydon LLP, Quebec counsel, dated as of such respective filing dates, to the effect that the French language version of each of the Canadian Final Prospectus as supplemented by the Canadian Preliminary Supplement and the Canadian Final Supplement, respectively, is in all material respects a complete and adequate translation of the English language version of each of the Canadian Final Prospectus, as supplemented by the Canadian Preliminary Supplement and the Canadian Final Supplement, respectively, and (ii) opinions of Borden Ladner Gervais LLP, Quebec counsel, dated as of such respective filing dates, to the effect that the French language version of all documents incorporated by reference in the Canadian Final Prospectus, as supplemented by the Canadian Preliminary Supplement and the Canadian Final Supplement, respectively, (other than the audited and interim unaudited consolidated financial statements, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended December 31, 2005 and for the three months ended March 31, 2006 (collectively, the “Financial Information”)) is in all material respects a complete and adequate translation of the English language version of all such documents and (iii) an opinion of Blake, Cassels & Graydon LLP, Quebec counsel, dated the Closing Date, regarding compliance with all the laws of the Province of Quebec relating to the use of the French language in connection with the distribution of the Securities;

     (g) The Agents shall have received on the respective filing dates of the documents listed in (f) above an opinion of Deloitte & Touche LLP, auditors of the Company, dated such as of their respective filing dates, to the effect that the French language version of the Financial Information contained in such document is in all material respects a complete and proper translation of the English language version thereof;
     (h) The Agent shall have received on the Closing Date an opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Company, or certain other Canadian counsel for the Company reasonably acceptable to the Agents, dated the Closing Date, in substantially the Form of Annex A hereto; the opinion of Blake, Cassels & Graydon LLP described in this Section 6(h) shall be rendered to the Agents at the request of the Company and shall so state therein;
     (i) The Agents shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, dated the Closing Date in substantially the form of Annex B hereto; the opinion of Skadden, Arps, Slate, Meagher & Flom LLP described in Section 6(i) above shall be rendered to the Agents at the request of the Company and shall so state therein;
     (j) The Agents shall have received on the Closing Date an opinion of William Grieve, Vice-President, Telecom Policy and Regulatory Affairs of the Company dated the Closing Date, in substantially the form of Annex C-1 hereto and certificate of William Grieve dated the Closing Date, in substantially the form of Annex C-2. Such opinion shall be rendered to the Agents at the request of the Company and shall so state therein;
     (k) On the date hereof and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Agents a letter, dated such date, in form and substance satisfactory to the Agents, containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectuses;
     (l) The Agents shall have received on and as of the Closing Date opinions of Osler Hoskin & Harcourt LLP, counsel to the Agents, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Time of Sale Information and the Prospectuses and other related matters as the Agents may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and
     (m) On or prior to the Closing Date, the Company shall have furnished to the Agents such further certificates and documents as the Agents shall reasonably request.
     7. The Company agrees to indemnify and hold harmless each Agent, each affiliate of any Agent which assists such Agent in the distribution of the Securities and each person, if any, who controls any Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses (other than loss of profits), claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Canadian Prospectus or the U.S. Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent.
     In no event shall the indemnity provided in this Section 7 enure to the benefit of any person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) from any person who was not guilty of such fraudulent misrepresentation.
     Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent through the Agents expressly for use in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus, any amendment or supplement thereto, any preliminary prospectus, any Issuer Free Writing Prospectus or Time of Sale Information.
     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Agents, each affiliate of any Agent which assists such Agent in the distribution of the Securities and such control persons of Agents shall be designated in writing by the first of the named Agents on Schedule I hereto and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.
     If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the aggregate fee payable by the Company to the Agents bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Agent be required to contribute any amount in excess of such aggregate fee or any portion of such fee actually received. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations to contribute pursuant to this Section

7 are several in the percentages set forth opposite their names in Schedule I hereto, and not joint.
     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law of in equity.
     The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.
     8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of any of the Agents, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the Toronto Stock Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or in Canada by the Canadian federal or provincial authorities, (iv) there shall have occurred, developed or come into effect any event, action, state, condition, or major financial occurrence of national or international consequence or any law or regulation, any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Agents, is material and adverse to the financial markets in Canada or the United States or (v) there shall have occurred a Material Adverse Effect and (b) the occurrence of any of the events specified in clauses (a)(i) through (v) above, makes it, in the judgment of the Agents, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectuses.
     The rights of termination contained in Section 8 may be exercised by any of the Agents and are in addition to any other rights or remedies any of the Agents may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Agents to the Company or on the part of the Company to the Agents except in respect of any liability which may have arisen prior to or arise after such termination under Sections 7 and 10. A notice of termination given by an Agent under Section 8 shall not be binding upon any other Agent.

     9. If this Agreement shall be terminated by the Agents, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Agents’ obligations cannot be fulfilled, the Company agrees to reimburse the Agents or such Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Agents in connection with this Agreement or the offering of Securities.
     10. This Agreement shall enure to the benefit of and be binding upon the Company, each affiliate of any Agent which assists such Agent in the distribution of the Securities, the Agents, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.
     11. TD Securities Inc. is hereby authorized by each of the other Agents to act on its behalf and the Company shall be entitled to and shall act on any notice given in accordance with this Section 11 or agreement entered into by or on behalf of the Agents by TD Securities Inc. which represents and warrants that it has irrevocable authority to bind the Agents, except in respect of any consent to a settlement pursuant to Section 7 which consent shall be given by the Indemnified Party, a notice of termination pursuant to Section 8 which notice may be given by any of the Agents. TD Securities Inc. shall consult with the other Agents concerning any matter in respect of which it acts as representative of the Agents. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be given at the addresses set forth in Schedule I hereto. Notices to the Company shall be given to it at Floor 8, 555 Robson Street, Vancouver, British Columbia V6B 3K9 (Facsimile: 604 435-5579); Attention: Chief Financial Officer.
     12. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     13. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, without giving effect to the conflicts of laws provisions thereof.

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Very truly yours, TELUS CORPORATION
By:	“Robert G. McFarlane”
Name: Robert G. McFarlane
Title: Executive Vice-President and Chief Financial Officer

Accepted: May 15, 2006.

TD SECURITIES INC.

By:	“Bill McGill”
	Name:	Bill McGill
	Title:	Vice President & Director, Investment Banking

CIBC WORLD MARKETS INC.

By:	“Darrell J. Burt”
	Name:	Darrell J. Burt
	Title:	Managing Director, Debt Capital Markets — Origination

BMO NESBITT BURNS INC.

By:	“Graeme Falkowsky”
	Name:	Graeme Falkowsky
	Title:	Executive Managing Director

RBC DOMINION SECURITIES INC.

By:	“Jill V. Gardiner”
	Name:	Jill V. Gardiner
	Title:	Managing Director & Regional Head, Corporate Finance

SCOTIA CAPITAL INC.

By:	“Scott C. Murray”
	Name:	Scott C. Murray
	Title:	Director, Investment Banking

HSBC SECURITIES (CANADA) INC.

By:	“Andrew Bishop”
	Name:	Andrew Bishop
	Title:	Director, Global Investment Banking

SCHEDULE I

Title of Securities:	5.00% Notes, Series CB due June 3, 2013

Aggregate principal amount:	$300,000,000

Price to Public:	$998.80

Indenture:	Indenture dated as of May 22, 2001 between the Company and Montreal Trust Company of Canada as Trustee, as supplemented by the First Series Supplemental Indenture dated as of May 30, 2001, as supplemented by the Second Series Supplemental Indenture dated as of May 30, 2001, as supplemented by the Third Series Supplemental Indenture dated as of May 30, 2001 and as supplemented by the Fourth Series Supplemental Indenture to be dated as of May 18, 2006.

Maturity:	June 3, 2013

Interest Rate:	5.00%

Interest Payment Dates:	June 3 and December 3. The first interest payment in the amount of $27.19178 per $1,000 principal amount will be due on December 3, 2006.

Optional Redemption Provisions:	The Notes will be redeemable to the extent set forth in the Canadian Prospectus.

Sinking Fund Provisions:	None.

Global Note Depositary:	Canadian Depository for Securities Limited

Closing Date and Time of Delivery:	May 18, 2006 at 9:00 a.m., Toronto time

Closing Location:	Blake, Cassels & Graydon LLP, 199 Bay Street, Toronto, Ontario

SCHEDULE II
AGENT

TD Securities Inc.	30%
66 Wellington Street West TD Bank Tower, 8th Floor Toronto, Ontario M5K 1A2
CIBC World Markets Inc.	20%
885 Georgia Street West Suite 2100 Vancouver, British Columbia V6C 3E8
BMO Nesbitt Burns Inc.	15%
885 Georgia Street West Vancouver, British Columbia V6C 3E8
RBC Dominion Securities Inc.	15%
Suite 2100, 666 Burrard Street Vancouver, British Columbia V6C 3B1
Scotia Capital Inc.	15%
Suite 1800 — 650 W. Georgia St. Vancouver, British Columbia V6B 4N9
HSBC Securities (Canada) Inc.	5%
70 York Street, 4th Floor Toronto, Ontario M5J 1S9

ANNEX A
FORM OF OPINION OF
BLAKE, CASSELS & GRAYDON LLP
     (i) The Company has been incorporated and is validly subsisting as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Canadian Prospectus and the U.S. Prospectus;
     (ii) each of the Company’s Material Subsidiaries has been incorporated or organized and is validly subsisting as a corporation or partnership under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Canadian Prospectus and the U.S. Prospectus; and all the outstanding shares of capital stock of each Material Subsidiary or the partners of a Material Subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except for directors’ qualifying shares and except as described in the Canadian Prospectus and the U.S. Prospectus) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;
     (iii) there are no restrictions on the corporate power and capacity of the Company to enter into this Agreement and the Indenture and to carry out its obligations under this Agreement. The execution and delivery of, and the performance of its obligations under, this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and is enforceable against the Company in accordance with its terms;
     (iv) assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and (iii) rights to indemnity and contribution may be limited by applicable law)

     (v) assuming the due authentication of the Securities by the Trustee, the Securities have been duly executed, issued and delivered by the Company, and the Securities constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture;
     (vi) (A) the Indenture and the form and terms of the Securities meet all legal requirements under the Business Corporations Act (Ontario) and the Business Corporations Act (British Columbia) and; (B) assuming due certification of the Securities by the Trustee, the provisions of the Business Corporations Act (Ontario) and the Business Corporations Act (British Columbia) have been complied with by the Company in respect of the issue, certification and delivery of the Securities;
     (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law of the Province of British Columbia or Canada or the Memorandum or Articles of the Company or the resolutions of the directors (or any committee thereof) or shareholders of the Company or, to the best of such counsel’s knowledge, any other agreement or instrument binding upon the Company, Telus Communications Company and Tele-Mobile Company or any of their subsidiaries that is material to the Company, Telus Communications Company and Tele-Mobile Company or any of their subsidiaries, taken as a whole, or to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over Company, Telus Communications Company and Tele-Mobile Company or any of their subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Securities, except such as have been obtained;
     (viii) the Company is a reporting issuer or the equivalent in each of the Qualifying Provinces and is not on the list of defaulting issuers maintained by the relevant Qualifying Authorities;
     (ix) subject to the limitations, assumptions and qualifications and relying upon the matters set out therein, the statements in the Canadian Prospectus and the U.S. Prospectus under the headings “Description of Debt Securities” and “Details of the Offering”, insofar as they purport to constitute a summary of the terms of the Securities and other indebtedness of the Company, under the heading “Certain Canadian and United States Income Tax Considerations-Certain Canadian Federal Income Tax

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Considerations”, and in the final paragraph under the heading “Eligibility for Investment,” insofar as the statements purport to describe the provisions of the laws and documents referred to therein, are accurate and fair summaries of the matters described therein;
     (x) to the best of such counsel’s knowledge, no order ceasing or suspending the distribution of the Securities has been issued by any Canadian securities regulatory authority and no proceeding for that purpose has been initiated or threatened by any Canadian securities regulatory authority;
     (xi) all documents have been filed, all requisite proceedings have been taken, all approvals, permits, consents and authorizations of the appropriate regulatory authorities have been obtained by the Company under the Canadian Securities Laws to qualify the Securities for distribution or distribution to the public in the Province of British Columbia and each of the Qualifying Provinces through persons or companies who are registered in an appropriate category of registration under the Canadian Securities Laws and who have complied with the relevant provisions of such applicable laws;
     (xii) the provisions of the Securities Act (Québec) relating to the use of the French language and of the Charter of the French Language (Québec) (other than those relating to verbal communications, as to which we express no opinion) will have been complied with in respect of the Canadian Prospectus and forms of order and confirmation (the “Offering Documents”) to be delivered to purchasers in the Province of Québec in connection with the sale of the Securities to the extent such purchasers received a copy of the Offering Documents (on the assumption that the Offering Documents constitute the entire contract for the Securities) in the French language only or in the French and English languages at the same time, and purchasers requesting copies of the Corporation’s permanent information record receive copies of same in the French language only or in the French and English languages at the same time;
     (xiii) no stamp duty, registration or documentary taxes, duties or similar charges are payable under the laws of the provinces of British Columbia or Ontario or the laws of Canada in connection with the creation, issuance, sale and delivery of the Securities or the authorization, execution, delivery and performance of the Indenture and this Agreement;
     (xiv) no withholding tax imposed under the federal laws of Canada or the laws of the Province of British Columbia will be payable in respect of the payment of any fee as contemplated by this Agreement to a U.S. Agent, provided that such U.S. Agent deals at arm’s length with the

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Company and that any such fee is payable in respect of services rendered by or on behalf of such U.S. Agent wholly outside of Canada that are performed by such U.S. Agent in the ordinary course of business carried on by it that includes the performance of such services for a fee and any such amount is reasonable in the circumstances;
     (xv) no goods and services tax imposed under the federal laws of Canada will be collectible by a U.S. Agent in respect of the fee as contemplated by this Agreement to any U.S. Agent, provided that any such fee is payable in respect of services performed by such Agent wholly outside of Canada;
     (xvi) in such counsel’s opinion, the Canadian Prospectus in connection with the offering of Securities (including the documents incorporated by reference therein and the Shelf Information , but excluding the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel need express no view), appear on their face to have been appropriately responsive in all material respects to the form requirements, including the Shelf Procedures, of the Canadian Securities Laws; and
     (xvii) no facts came to such counsel’s attention which gave such counsel reason to believe that the Canadian Prospectus (other than the financial statements and other financial and statistical data contained therein or omitted therefrom, as to which such counsel need express no view), as of its date or the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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ANNEX B
FORM OPINION OF
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
     On the basis of the foregoing, (i) the Registration Statement, at each time it became effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial or statistical information included or incorporated by reference therein or excluded therefrom) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at each time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial or statistical information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement (except to the extent the Incorporated Documents are filed as exhibits to the Registration Statement)). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial or statistical information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement (except to the extent the Incorporated Documents are filed as exhibits to the Registration Statement)).
     As used herein, “Applicable Time” means 4:15 p.m. (Eastern time) on May 15, 2006 and “General Disclosure Package” means the Issuer General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Preliminary Prospectus and the information included on Schedule 1 to the Agency Agreement.

     The Company meets the general eligibility requirements for use of Form F-10 under the Securities Act and the Rules and Regulations.
     The execution and delivery by the Company of the Agency Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order.
     No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Agency Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.
     To our knowledge, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject that are required to be disclosed in the Prospectus and no contracts or documents of a character required to be filed as an exhibit to the Registration Statement that are not so disclosed or filed, except that we do not express any opinion in this paragraph 4 with respect to legal or governmental proceedings relating to matters of Canadian telecommunications regulation.
     The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940.
     We hereby confirm that, although the discussion set forth in the Prospectus Supplement under the caption “Certain United States Federal Income Tax Consequences” does not purport to summarize all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities by U.S. Holders (as defined in the Prospectus Supplement), such discussion constitutes a fair and accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Securities to U.S. Holders who purchase Securities pursuant to the Prospectus Supplement.

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ANNEX B
LIST OF FREE WRITING PROSPECTUSES
None.

ANNEX C-1
FORM OF OPINION OF
VICE-PRESIDENT, TELECOM POLICY AND REGULATORY AFFAIRS OF THE
COMPANY
     (i) The statements in the Company’s Annual Information Form dated March 20, 2006 under the headings “Foreign Ownership Restrictions” and “Risk Factors-Regulatory” and “Regulation” in each case, insofar as such disclosure describes or summarizes matters of law, fairly summarizes such matters of law as of the date of the Annual Information Form
     (ii) each Telecommunications Common Carrier is:
     (A) eligible to operate as a telecommunications common carrier in Canada, as defined under and in accordance with the Telecommunications Act, Telecom Circular CRTC 2004-3 and the Ownership Regulations;
     (B) not in violation of the prohibition contained in subsection 16(4) of the Telecommunications Act against operating in Canada as a telecommunications common carrier unless it is eligible under Section 16 of the Telecommunications Act to do so; and
     (C) not controlled by any persons that are not Canadian, in accordance with the meanings ascribed to the term “control” under the Telecommunications Act and the term “Canadian” under the Ownership Regulations;
     (iii) not less than 80% of the members of the board of directors of each of TCI, 1219723 Alberta ULC and TELUS Enterprises Inc. are individual Canadians, as defined under the Ownership Regulations, and Canadians, as defined under the Ownership Regulations, beneficially own, directly or indirectly, in the aggregate and otherwise than by way of security only, all of the issued and outstanding voting shares, as defined under the Ownership Regulations, of each of TCI, 1219723 Alberta ULC and TELUS Enterprises Inc.;
     (iv) each of TCI, and Telus Communications Company is:
     (A) eligible to hold radio licenses authorizing the operation in Canada of radio apparatus, as defined under and in accordance with the Radiocommunication Act and the Radio Regulations;
     (B) not in violation of the prohibition contained in subsection 4(1) of the Radiocommunication Act against operating radio apparatus in Canada except under and in accordance with a radio license or radio authorization issued by the Minister of Industry;

     (C) not controlled by any persons that are not Canadian, in accordance with the meanings ascribed to the terms “Canadian” and “Canadian-owned and controlled” under the Radio Regulations;
     (v) both partners of Telus Communications Company are Canadians, as defined under the Ownership Regulations and the Radio Regulations, and such partners beneficially own, directly or indirectly, in the aggregate and otherwise than by way of security only, not less than 66 2/3% of the beneficial interest of Telus Communications Company;
     (vi) the Company, in respect of its ownership of and control over TELUS Enterprises Inc. and each of the partners of Telus Communications Company, is a carrier holding corporation and a qualified corporation, as defined under the Ownership Regulations;
     (vii) to the best of such counsel’s knowledge, there is no proposed or announced change in the Telecommunications Act, Radiocommunication Act, Ownership Regulations, Radio Regulations, Broadcasting Act or the CRTC Direction which would have a Material Adverse Effect; and
     (viii) Telus Communications Inc. is:
     (a) eligible to hold broadcasting licenses authorizing the operation in Canada of broadcasting undertakings, as defined under and in accordance with the Broadcasting Act;
     (b) not in violation of the prohibition contained in subsection 32(1) of the Broadcasting Act without a license; and
     (c) not a non-Canadian (as that term is defined in the CRTC Direction).

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ANNEX C-2
FORM OF CERTIFICATE
OF WILLIAM GRIEVE
     (i) to the best of such counsel’s knowledge, there are no legal or governmental or other proceedings or investigations pending or threatened before any court or before or by any federal, provincial, state, municipal or other governmental or public department, commission, board, agency or body, domestic or foreign (including, without limitation, proceedings, inquiries or investigations of Industry Canada, Heritage Canada, the CRTC or the Bureau, or arising under the Telecommunications Act, the Radiocommunication Act, the Broadcasting Act or the Competition Act) to which the Company or any of its Material Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Material Subsidiaries is subject that are required to be described in the Registration Statement, Canadian Prospectus and the U.S. Prospectus, that are not so described as required or any statutes, including any statutes relating to the regulation of the Canadian telecommunications, radiocommunications and broadcasting industries (including for this purpose the orders, rules, regulations, directives, decisions, notices and policies promulgated pursuant to any applicable statutes or regulations specifically relating to the regulation of the Canadian telecommunications, radiocommunications and broadcasting industries and the orders, rules, regulations, directives, decisions, notices and policies promulgated thereunder), regulations, contracts or other documents that are required to be described in the Canadian Prospectus that are not described as required;
     (ii) to the best of such counsel’s knowledge, each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals, waivers, franchises, registrations, and other authorizations from, and has made all declarations and filings with, all federal, provincial and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof except where any failure to possess or obtain any such licenses, permits or other documents described in this paragraph or to make any such declaration or filing, or to fulfil any condition to an authorization would not, simply or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such Material Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, waiver, franchise, registration, approval or other authorization, except as described in the Registration Statement and the Prospectuses and except where any revocation or modification would not, singly or in the aggregate, have a Material Adverse Effect; and each of the Company and its Material Subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof except where any non-compliance would not, singly or in the aggregate, have a Material Adverse Effect;

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     (iii) to the best of such counsel’s knowledge, neither the Company nor any of its Material Subsidiaries is in violation of, or in default in any respect under any judgment, decree, decision, order, writ, law, statute, rule or regulation rendered or enacted in Canada respecting telecommunications and the regulation within Canada of telecommunications common carriers, as defined in the Telecommunications Act, respecting radiocommunication and the operation within Canada of radio apparatus, as defined in the Radiocommunication Act or respecting broadcasting and the regulation within Canada of broadcasting undertakings, as defined in the Broadcasting Act, applicable to the Company or its subsidiaries, or any interpretation or policy relating thereto that is applicable to the Company or its subsidiaries except where the consequence of such violations or defaults would not have a Material Adverse Effect; the conduct of the Company’s and its subsidiaries’ businesses in the manner and to the extent currently conducted and proposed to be conducted, as described in the Canadian Prospectus and the U.S. Prospectus, is in accordance with all material conditions and/or provisions of the Licenses and the Communications Statutes except where the consequence of any non-compliance would not, singly or in the aggregate, have a Material Adverse Effect; and no event has occurred which permits, or with notice or lapse of time or both, would permit the revocation or termination of any of the Licenses or which might result in any other material impairment of the rights of the Company and its Material Subsidiaries therein or in any material violation of the Communications Statutes except where any revocation or modification would not, singly or in the aggregate, have a Material Adverse Effect;
     (iv) to the best of such counsel’s knowledge, when required the Company and its Material Subsidiaries have timely filed all renewal applications with respect to all Licenses held by any of them, except where the failure so to file would not result in a Material Adverse Effect; no protests or competing applications have been filed with respect to such renewal applications and nothing has come to the Corporation’s attention that would lead it to conclude that such renewal applications will not be granted by the appropriate regulatory agency or body in the ordinary course or that its Licenses will be terminated, except where the consequence of such applications not being granted or termination of Licenses would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are authorized under the Communications Statutes and the rules and regulations promulgated thereunder to continue to provide the services which are the subject of such renewal applications during the pendency thereof.

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